EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our report dated March 5, 2004, accompanying the consolidated financial statements and schedule included in the Annual Report of Tarragon Realty Investors, Inc., on Form 10-K for the year ended December 31, 2003. We hereby consent to the incorporation by reference of said report in the Registration Statement of Tarragon Realty Investors, Inc., on Form S-3 (File No. 333-104749).

GRANT THORNTON LLP

Dallas, Texas
March 5, 2004